SCHEDULE A

TO THE MANAGEMENT SERVICES AGREEMENT

BETWEEN DIREXION SHARES ETF TRUST

AND RAFFERTY ASSET MANAGEMENT, LLC

Effective November 1, 2024, Rafferty Asset Management, LLC (“RAM”) shall be paid according to the annualized fee rate schedule listed in the table below for providing the services listed on Schedule B to the Direxion Shares ETF Trust (the “Trust”). The fee rate is applied to the aggregate average daily net assets of each series of the Trust and each series of the Direxion Funds (“Complex Net Assets”).

Complex Net Assets	Annual Fee Rate
First $25 billion	0.05%
Over $25 billion to $50 billion	0.0475%
Over $50 billion	0.045%

Additionally, effective November 1, 2024, RAM will pay the fees that are currently paid directly by the Trust to U.S. Bancorp Fund Services, LLC (“USBFS”) pursuant to the Fund Administration Serving Agreement between the Trust and USBFS.

SUBADVISED FUND

Direxion HCM Tactical Enhanced US ETF

ACTIVELY MANAGED FUNDS

Direxion Bitcoin Strategy ETF
Direxion Ether Strategy ETF
Direxion Ether Strategy Bear ETF
Direxion Concentrated Energy ETF
Direxion Daily Concentrated Energy Bear 1X Shares
Direxion Daily Concentrated Energy Bull 2X Shares
Direxion Daily Concentrated Energy Bear 2X Shares
Direxion Concentrated Homebuilders & Supplies ETF
Direxion Daily Concentrated Homebuilders & Supplies Bear 1X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bull 2X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bear 2X Shares
Direxion Concentrated Semiconductors ETF
Direxion Daily Concentrated Semiconductors Bear 1X Shares
Direxion Daily Concentrated Semiconductors Bull 2X Shares
Direxion Daily Concentrated Semiconductors Bear 2X Shares
Direxion Concentrated Electric and Autonomous Vehicles ETF
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 1X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 2X Shares
Direxion Concentrated Biotech ETF
Direxion Daily Concentrated Biotech Bear 1X Shares
Direxion Daily Concentrated Biotech Bull 2X Shares
Direxion Daily Concentrated Biotech Bear 2X Shares
Direxion Concentrated Retail ETF
Direxion Daily Concentrated Retail Bear 1X Shares
Direxion Daily Concentrated Retail Bull 2X Shares

Direxion Daily Concentrated Retail Bear 2X Shares
Direxion Concentrated Technology ETF
Direxion Daily Concentrated Technology Bear 1X Shares
Direxion Daily Concentrated Technology Bull 2X Shares
Direxion Daily Concentrated Technology Bear 2X Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Work From Home ETF

COMMODITY-RELATED FUND

Direxion Auspice Broad Commodity Strategy ETF

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily MAGMA Bear 1X Shares
Direxion Daily AI and Big Data Bear 1X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 1X Shares
Direxion Daily Magnificent 7 Bear 1X Shares
Direxion Daily Uranium Industry Bear 1X Shares Direxion Daily Crypto Industry Bear 1X Shares

Bitcoin Funds

Direxion Daily Bitcoin Strategy Bull 2X Shares
Direxion Daily Bitcoin Strategy Bear 2X Shares
Direxion Daily Bitcoin Bear 1X Shares
Direxion Daily Bitcoin Bull 1.5X Shares
Direxion Daily Bitcoin Bear 1.5X Shares
Direxion Daily Bitcoin Bull 2X Shares
Direxion Daily Bitcoin Bear 2X Shares

Ether Leveraged Funds

Direxion Daily Ether Strategy Bull 2X Shares
Direxion Daily Ether Strategy Bear 2X Shares

Monthly Leveraged Funds

Direxion Enhanced S&P Equity Income ETF
Direxion Enhanced Qs Equity Income ETF

Single Stock Funds

Direxion Daily TSLA Bull 2X Shares
Direxion Daily TSLA Bear 1X Shares
Direxion Daily META Bull 2X Shares

Direxion Daily META Bear 1X Shares
Direxion Daily NFLX Bull 2X Shares
Direxion Daily NFLX Bear 1X Shares
Direxion Daily AAPL Bull 2X Shares
Direxion Daily AAPL Bear 1X Shares
Direxion Daily MSFT Bull 2X Shares
Direxion Daily MSFT Bear 1X Shares
Direxion Daily AMZN Bull 2X Shares
Direxion Daily AMZN Bear 1X Shares
Direxion Daily GOOGL Bull 2X Shares
Direxion Daily GOOGL Bear 1X Shares
Direxion Daily NVDA Bull 2X Shares
Direxion Daily NVDA Bear 1X Shares
Direxion Daily AMD Bull 2X Shares
Direxion Daily AMD Bear 1X Shares
Direxion Daily ARM Bull 2X Shares
Direxion Daily ARM Bear 1X Shares
Direxion Daily ASML Bull 2X Shares
Direxion Daily ASML Bear 1X Shares
Direxion Daily AVGO Bull 2X Shares
Direxion Daily AVGO Bear 1X Shares
Direxion Daily BA Bull 2X Shares
Direxion Daily BA Bear 1X Shares
Direxion Daily BRK/B Bull 2X Shares
Direxion Daily BRK/B Bear 1X Shares
Direxion Daily LLY Bull 2X Shares
Direxion Daily LLY Bear 1X Shares
Direxion Daily MU Bull 2X Shares
Direxion Daily MU Bear 1X Shares
Direxion Daily PLTR Bull 2X Shares
Direxion Daily PLTR Bear 1X Shares
Direxion Daily SMCI Bull 2X Shares
Direxion Daily SMCI Bear 1X Shares
Direxion Daily TSM Bull 2X Shares
Direxion Daily TSM Bear 1X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares

Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily NYSE FANG+ Bull 2X Shares
Direxion Daily NYSE FANG+ Bear 2X Shares
Direxion Daily Travel & Vacation Bull 2X Shares
Direxion Daily Travel & Vacation Bear 2X Shares
Direxion Daily Aviation Bull 2X Shares
Direxion Daily Aviation Bear 2X Shares
Direxion Daily China Technology Bull 2X Shares
Direxion Daily China Technology Bear 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bear 2X Shares
Direxion Daily Crypto Industry Bull 2X Shares
Direxion Daily MAGMA Bull 2X Shares
Direxion Daily AI and Big Data Bull 2X Shares
Direxion Daily AI and Big Data Bear 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bull 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 2X Shares
Direxion Daily Magnificent 7 Bull 2X Shares
Direxion Daily Magnificent 7 Bear 2X Shares
Direxion Daily Uranium Industry Bull 2X Shares
Direxion Daily Quality Bull 2X Shares
Direxion Daily Quality Bear 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares

Last Updated: October 25, 2024